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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2003

WellPoint Health Networks Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-13083 (Commission File Number)	95-4635504 (IRS Employer Identification Number)

1 WellPoint Way Thousand Oaks, California (Address of principal executive offices)	91362 (Zip Code)

(818) 234-4000
(Registrant's telephone number, including area code)

Item 5.    Other Events.

        On October 27, 2003, WellPoint Health Networks Inc., a Delaware corporation ("WellPoint"), announced that it has entered into an Agreement and Plan of Merger (the "Merger Agreement") among Anthem, Inc., a Delaware corporation ("Anthem"), Anthem Holding Corp., an Indiana corporation and a wholly-owned direct subsidiary of Anthem ("Merger Sub") and WellPoint. Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, WellPoint will be merged with and into Merger Sub, with Merger Sub being the surviving corporation of such merger (the "Merger"). At the effective time of the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of WellPoint will be converted into the right to receive (i) one share of common stock, par value $0.01 per share, of Anthem, and (ii) $23.80 in cash.

        A copy of the joint press release announcing the execution of the Merger Agreement and related agreements was issued on October 27, 2003 and is attached hereto as Exhibit 99.1. A copy of the Merger Agreement is attached hereto as Exhibit 2.1. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)
Exhibits.

Exhibit No.	Exhibit
2.1	Agreement and Plan of Plan of Merger, dated as of October 26, 2003 among Anthem, Inc., Anthem Holding Corp. and WellPoint Health Networks Inc.
99.1	Joint press release issued by Anthem, Inc. and WellPoint Health Networks Inc. on October 27, 2003

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2003	WellPoint Health Networks Inc.
	By:	/s/ ROBERT A. KELLY Robert A. Kelly Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Agreement and Plan of Plan of Merger, dated as of October 26, 2003 among Anthem, Inc., Anthem Holding Corp. and WellPoint Health Networks Inc.
99.1	Joint press release issued by Anthem, Inc. and WellPoint Health Networks Inc. on October 27, 2003

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX